Exhibit 10.13

EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “ Agreement ”), dated as of June 25 , 2025 (the “ Effective Date ”), is made by and between Z SQUARED INC . , a Wyoming corporation (the “ Company ”) and Michelle Burke (the “ Executive ”) . WHEREAS , the Company desires to employ the Executive on the terms and conditions set forth herein ; and WHEREAS , the Executive desires to be employed by the Company on such terms and conditions. NOW, THEREFORE , in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows : 1. Employment, Term and Notice . (a) Effective as of the Effective Date, the Company shall employ the Executive, and the Executive accepts such employment by the Company, upon the terms and conditions set forth herein . The Executive’s continuous employment with the Company begins on the Effective Date . There is no probationary period applicable to the employment . (b) The Executive represents and warrants that (i) by entering into this Agreement and performing her duties under it she will not be in breach of any express or implied terms of any contract, court order, undertaking or other obligation binding on her, (ii) she is free to take up the employment, and (iii) she is entitled to work in the UK without any additional approvals and will notify the Board immediately if this changes . The commencement of the employment is subject to the Company receiving from the Executive original documents evidencing the right to work in the UK . (c) Subject to the remainder of this Section and the provisions for termination hereinafter provided in Section 5 , the term of the Executive’s employment hereunder shall be from the Effective Date and shall continue until the third anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement (the “ Initial Period ”) ; provided that, on such third anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, an “ Extension Period ”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable Extension Period (the “ Employment Period ”) . For the avoidance of doubt, the Employment Period shall not include any Severance Period (as hereinafter defined) . (d) In addition to any other rights to terminate, the Company may in its absolute discretion, choose to terminate the employment at any time and make a payment equivalent to the basic salary only (excluding all contractual benefits, including benefits) that would have been payable during the shorter of (i) the minimum period of notice that the Executive would otherwise have been entitled to under this Agreement, and (ii) any unexpired period of notice . The Company is not under an obligation to exercise its right to terminate the employment under this clause . (e) The Company is not under any obligation to provide the Executive with any work and it may revoke any powers the Executive holds on behalf of the Company or any Group Company . The Company may at any time (including but not limited to during the whole or any part of any period of notice given by either party or where the Executive purports to terminate the Appointment in breach of contract) suspend the Executive for such period as the Company will consider necessary ("Garden Leave") . During

Garden Leave the Executive will continue to be an employee of the Company, to be bound by her duties and the terms of this Agreement. 2. Position, Duties and Place of Performance . (a) Position . Throughout the Employment Period, the Executive shall be the Chief Operating Officer of the Company reporting directly to the Chief Executive Officer of the Company (or such other individual as notified to the Executive from time to time by the Board), and shall have all duties and authorities as are customarily exercised by an individual serving in such position in a company similar in the nature, size and business of the Company . The Executive will perform such duties as may be assigned to her from time to time by or with the authority of the Board . The Company reserves the right to make changes to the Executive’s duties and job title . The Executive shall at all times comply with all written Company policies for executive officers as such policies may exist from time to time . The Executive shall also serve as a member of the board of directors of the Company (the “ Board ”) . (b) Duties . Throughout the Employment Period, the Executive shall use her best efforts to perform her duties under this Agreement fully, diligently and faithfully, and shall use her best efforts to promote the interests of the Company . (c) Throughout the Employment Period, Executive shall devote substantially all of her business time to the to the performance of the Executive’s duties hereunder ; provided , however , that anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) with the prior written consent of the Board, which consent will not be unreasonably withheld or delayed, acting or serving as a director on the boards of directors, trustee, committee member, officer, contractor or principal of any type of business entities, trade associations, civic and/or charitable organizations, including, without limitation, the entities where the Executive is acting or serving in such roles or positions on the date of this Agreement (as disclosed to the Board), (ii) engaging in charitable activities and community affairs, (iii) managing her personal and/or family investments and affairs, (iv) purchasing or owning less than five percent ( 5% ) of the publicly traded securities of any corporation ; provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation, and (v) engaging in any other activities approved by the Board ; provided that the activities described above do not materially interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder . (d) Throughout the Employment Period, the Executive will not directly or indirectly make preparations to compete with any business carried on by the Company or any group company . (e) Place of Performance . The principal place of the Executive’s employment shall be the Executive’s home office and the Executive shall be permitted to work remotely from the Executive’s residence, currently located in the U . K .; provided that, the Executive may be required to travel on Company business during the Employment Period both within and outside the United Kingdom . It is not envisaged that the Executive will be required to work outside the United Kingdom for more than one month at any one time, but in the event she is required to do so any special provisions relating to the Employment Period will be notified to the Executive separately . (f) Hours of Work . Normal working hours are [please specify] . The Executive is, however, expected to work such additional hours without additional remuneration as the needs of the Company dictate . The Executive agrees that the nature of her position is such that working time cannot be measured and, accordingly, that the employment falls within the scope of Regulation 20 of the Working Time Regulations 1998 . 2 4937 - 5927 - 5585.6

3 4937 - 5927 - 5585.6 (g) Training . The Company provides training and, in some cases, time off work to undertake training, subject to certain eligibility requirements and other conditions . The Company does not require the Executive to undertake compulsory training other than induction training at the start of the Appointment . It reserves the right to require the Executive to undertake such training as it considers necessary, the cost of which will be borne by the Company . 3. Compensation . As compensation for her services to be performed hereunder and for her acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following compensation and other benefits : (a) Base Salary . Effective as of the Effective Date, and continuing through the end of the Employment Period, the Executive’s Base Salary shall be a rate of $ 250 , 000 per annum, to be paid in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly . The Compensation Committee of the Board (the “ Compensation Committee ”) shall review such Base Salary at least annually, and may increase such Base Salary from time to time during the Employment Period . The Executive’s Base Salary may not be decreased during the Employment Period without the Executive’s consent other than as part of an across - the - board salary reduction that applies in the same manner to all senior executives (but not below the lowest amount set forth herein) . After any increase or decrease, the term “ Base Salary ” shall mean such increased or decreased amount . (b) Annual Bonus . In addition to the Base Salary, subject to the approval of the Board, for each complete year of the Employment Period, the Executive shall be entitled to an annual bonus (the “ Annual Bonus ”) in the form of restricted stock units (RSUs) having a grant date fair market value equal to four times ( 4 x) the Executive’s then - current Base Salary, which as of the Effective Date equates to $ 1 , 000 , 000 . Each such award of RSUs shall vest in equal quarterly installments over a one - year period from the date of grant, subject to the Executive’s continued employment with the Company on each applicable vesting date . The RSUs shall otherwise be subject to the terms and conditions of the Company’s equity incentive plan and applicable award agreement(s), which shall in all cases govern the terms of the award and be incorporated into this Agreement . (c) Annual Performance Bonus . Subject to the approval of the Board, the Executive shall be eligible to earn an annual performance - based bonus (the “ Annual Performance Bonus ”) comprised of RSUs having a grant date fair market value equal to four times ( 4 x) the Executive’s then - current Base Salary, which as of the Effective Date equates to $ 1 , 000 , 000 , subject to achievement of the following performance condition : Except in the event of maintenance, defective equipment or equipment failure, repair work, power curtailment and events of force majeure, the Company’s installed and non - defective mining equipment must maintain an operational uptime average of at least ninety percent ( 90% ) (i . e . , online and actively hashing with 10 % or less downtime) during the applicable fiscal year . If the performance condition is satisfied, such RSUs shall vest in full on the one - year anniversary of the applicable fiscal year end, subject to the Executive’s continued employment on the vesting date . The RSUs shall otherwise be governed by the Company’s equity incentive plan and award agreement(s), which shall in all cases govern the terms of the award and be incorporated into this Agreement . (d) Equity Awards . The Compensation Committee may, in its sole discretion, grant Executive additional equity awards from time to time under the Company’s equity incentive plans ; provided, however, that during the Employment Period, the Executive shall be entitled to participate in any and all equity incentive plans or any successor plan, as determined by the Compensation Committee, in its

4 4937 - 5927 - 5585.6 discretion, on a basis no less favorable than the basis on which any other senior executive participates, to the extent consistent with applicable law and the terms of the applicable plan. (e) Benefit Plans . During the Employment Period and as provided in Section 5 , the Executive shall be entitled to participate in any and all employee welfare and health benefit plans (including, but not limited to, life insurance, health and medical, dental and disability plans) and other employee benefit plans, in effect from time to time, on a basis no less favorable than the basis on which any other senior executive participates, to the extent consistent with applicable law and the terms of the applicable plan ; provided that nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations hereunder . The Company reserves the right to change all and any benefits plans in its absolute discretion at any time . The Company will not have any liability to pay the Executive any benefit under any benefit plans unless it receives payment from the insurer under the relevant plan . (f) Pension . [Please see margin comments.] (g) Holiday . During the Employment Period, the Executive shall be entitled to 20 days of paid holiday during each calendar year of her employment hereunder in addition to public holidays in England and Wales in accordance with the Company’s vacation policies and procedures (including with respect to accrual), as in effect from time to time . The Executive should take holiday at such time or times as may be agreed in advance by the Board . The Executive may not carry forward any accrued but untaken part of her holiday entitlement to a subsequent holiday year . In the first and final holiday years of the Employment Period, the Executive’s holiday entitlement will be calculated on a pro rata basis and rounded up to the nearest half day . The Executive will be entitled on termination to pay in lieu of any holiday entitlement accrued but untaken during that holiday year . If the Executive has taken holiday in excess of her accrued entitlement, the Company will be entitled to deduct from any sum payable by the Company to the Executive a sum representing the excess holiday taken . One day’s holiday pay will be calculated as 1 / 260 th of the Executive’s base salary . The Company may require the Executive to take all or part of any accrued but untaken holiday entitlement during any period of notice and any period during which she is suspended . (h) Other Paid Leave . The Executive may be eligible for other paid leave under UK law or the Company’s policies, as amended from time to time, provided that the Executive complies with the relevant statutory requirements in order to be entitled to the leave and pay . Any payment made in relation to such leave will be inclusive of any statutory entitlement to which the Executive may be entitled and subject to the terms of the Company’s policies (as amended from time to time at the Company’s discretion) and the Company’s right to change any and all benefit plans at any time . (i) Sickness Absence . If the Executive is absent from work due to an inability to carry out her duties through illness, injury or other medical disorder or condition (“ Incapacity ”), the Executive must notify the Company as soon as practicable on the first day of absence and in the case of absence that is (i) fewer than eight consecutive calendar days, submit to the Company upon her return a certificate of absence which she has completed, and (ii) eight consecutive calendar days or more, submit to the Company without delay a medical certificate signed by a practicising medical practicitioner in respect of the absence after the first week and thereafter every seven days in respect of any continued absence . The Executive may be eligible for ‘Statutory Sick Pay’ in the UK . (j) Expenses . The Company shall pay or reimburse all reasonable out - of - pocket business, entertainment and travel expenses incurred by the Executive during the Employment Period in the performance of her duties and responsibilities, in accordance with this paragraph and the Company’s expense reimbursement policies and procedures, as in effect from time to time . The Executive shall submit

5 4937 - 5927 - 5585.6 to the Company periodic statements of all expenses so incurred . Subject to such audits as the Company may deem necessary, the Company shall reimburse the Executive the full amount of any such expenses advanced by her promptly in the ordinary course . During the Employment Period, the Executive shall be entitled to such other fringe benefits extended or provided to any other senior executive . (k) Phone . During the Employment Period, the Company shall pay or reimburse Executive for mobile phone expenses, and for up to $ 1 , 000 for a down payment and up to $ 300 per month . (l) Relocation Expenses . If, during the Employment Period, the parties mutually agree that the Executive relocate to the U . S . , the Company shall pay, or reimburse the Executive for, all reasonable relocation expenses incurred by the Executive relating to the Executive’s relocation in accordance with the terms of the Company’s relocation policy . If the Executive terminates employment without Good Reason or is terminated by the Company for Cause before the date that is six (6) months after the date the relocation is completed, the Executive shall be required to repay the Company the gross amount of any relocation expenses paid or reimbursed under this Section 3 (h) and the Company’s relocation policy . (m) Work Visa . As soon as practicable following Executive’s execution of this Agreement, the Company and the Executive agree to cooperate and expend best efforts to obtain a United States work visa that authorizes Executive to provide the services contemplated hereunder for a period of no less than twelve (12) months . The Company shall provide the Executive with legal representation in connection with Executive’s application for such visa at the Company’s expense . (n) Clawback Provisions . Notwithstanding any other provisions in this Agreement to the contrary, any incentive - based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) . 4. Executive Covenants . (a) Confidentiality . During the Employment Period and thereafter, Executive shall keep confidential and not divulge any Confidential Information, or allow any Confidential Information to be disclosed, published, communicated, or made available, in whole or part, to any person whatsoever . Except as required in the performance of the Executive’s authorized employment duties to the Company, Executive shall not access or use any Confidential Information, or copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company . Nothing herein shall prevent disclosure of Confidential Information (i) in the course of Executive performing Executive’s duties hereunder or otherwise complying with this Agreement, (ii) with the Company’s prior written consent ; (iii) to the extent that any such information is in the public domain other than as a result of Executive’s breach of any of her obligations hereunder ; (iv) making a protected disclosure under section 43 A of the Employment Rights Act 1996 , (v) co - operating with or providing information to any body exercising regulatory, supervisory, investigatory or prosecutory functions in the public interest, (vi) reporting an offence to the police or other law enforcement agency and/or co - operating with any criminal investigation or prosecution, whether required by law or voluntarily, (vii) reporting any other matter which you are required by law to report, or discussing any of the matters referred to in this clause with any professional advisers, medical professionals or other health care providers who owe the Executive a duty of confidentiality .

6 4937 - 5927 - 5585.6 . “ Confidential Information ” means all information concerning the Company not generally known to the public, in spoken, printed, electronic or any other form or medium, including, without limitation, information relating directly or indirectly to : business processes, practices, methods, research, techniques, terms of agreements, transactions and potential transactions, know - how, trade secrets, computer programs, databases, data, technologies, manuals, supplier information, customer information, financial information, employee lists, algorithms, product plans, designs, inventions, unpublished patent applications, original works of authorship, discoveries, of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence . (b) Documents . All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries or its affiliates, whether or not prepared by the Executive are the exclusive property of the Company, and the Executive shall surrender them to the Company, at any time upon written request of the Board, during or after the Employment Period . Anything to the contrary notwithstanding, the Executive shall be entitled to retain (i) papers and other materials (including electronic records) of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, contact lists and personal files, (ii) information showing her compensation or relating to reimbursement of expenses, (iii) information that she reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to her employment, or if applicable, her termination of employment, with the Company or any of its subsidiaries or affiliates . (c) Cooperation . To the extent reasonably requested by the Board, the Executive hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and, subject to her other personal and business commitments, any Severance Period, in connection with any litigation, regulatory action or similar proceeding between the Company, its subsidiaries and affiliates and third parties, relating to matters arising out of the Executive’s service to the Company ; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities . The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend substantial time on such matters, the Company shall compensate the Executive at an hourly rate based on the Executive’s Base Salary at the termination of the Executive’s Employment Period . (d) Specific Performance . The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to seek to have the provisions of this Section 4 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach by the Executive of the provisions of this Section 4 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company . Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive . (e) Non - Disparagement . The Executive agrees and covenants that she will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties . Nothing in this section 4 (e) will prevent the Executive from (i) making a protected disclosure under section 43 A of the Employment Rights Act 1996 , (ii) co - operating with or providing information to any body exercising regulatory, supervisory, investigatory or prosecutory functions in the public interest, (iii) reporting an offence to the police or other law enforcement agency and/or co - operating with any criminal investigation or prosecution, whether required by law or voluntarily, (iv) reporting any other matter which you are required by law to report, or (v) discussing any of the matters referred to in this clause with any professional advisers, medical professionals or other health care providers who owe the Executive a duty

7 4937 - 5927 - 5585.6 of confidentiality. (f) The Company agrees and covenants that it shall cause its executive officers and directors to refrain from making any defamatory or disparaging remarks, comments or statements concerning the Executive to any third parties . (g) Acknowledgement . The Executive agrees and acknowledges that (i) during the Employment Period, Executive will obtain Confidential Information ; (ii) the Company will suffer substantial damage which will be difficult to compute if, during the Employment Period or thereafter, Executive should divulge or use any Confidential Information ; (iii) the scope and period of solicitation restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the Company and its subsidiaries and affiliates, and (iv) the obligations and restrictions contained herein are an integral part of the consideration motivating the Company to enter into this Agreement . It is the intent of the parties that the covenants contained herein will be enforced to the fullest extent permissible under applicable law . If any particular covenant or portion of these covenants is adjudicated to be invalid or unenforceable, these covenants will be deemed amended to revise that provision or portion hereof to the minimum extent necessary to render it enforceable . Such amendment will apply only with respect to the operation of these covenants in the particular jurisdiction in which such adjudication was made . (h) Permitted Communications . Nothing herein prohibits or restricts the Executive (or the Executive’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self - regulatory organization, or any other national, federal or state regulatory authority regarding a possible securities law violation . (i) Disciplinary and Grievance Procedures . The disciplinary rules applicable to the Executive are set out in the Company’s disciplinary procedure . The disciplinary rules set out the procedure applicable to the taking of disciplinary decisions relating to the Executive or to a decision to dismiss the Executive the Executive The disciplinary rules do not form part of the Executive’s terms and conditions of employment . If the Executive is dissatisfied with a disciplinary decision relating to the Executive or to any decision relating to the Executive’s dismissal the Executive should apply in accordance with the procedure set out in the Company's disciplinary rules in writing to the Board . If the Executive wish to seek redress of any grievance relating to the Appointment the Executive should apply in accordance with the procedure set out in the Company's grievance procedure, in writing to the Board . Further details are given in the grievance procedure . (j) Investigations . In the event of, and in connection with, any internal or external investigation into the Executive’s conduct and/or the Company’s affairs, the Executive will cooperate fully with the Company and its internal or external legal and other advisers, and with any members of any competent prosecuting, investigating, administrative, regulatory, governmental or other body of the United Kingdom or any other jurisdiction where the Company carries on business . Such cooperation may include participating in interviews and/or giving written and oral evidence in connection with any proceeding or investigation, as well as surrendering or allowing access to, copying, processing and use of any data and documents in the Executive’s possession or control to the extent permitted by law, including any electronic device on which such data or documents may be stored or held (including by way of example, any mobile telephone, mobile phone, smart phone, tablet, laptop or desktop computer 5. [Termination of Employment Period . (a) Termination Upon Death . If the Executive dies during the Employment Period,

8 4937 - 5927 - 5585.6 the Employment Period and the Executive's employment hereunder shall automatically terminate . The Executive’s designated beneficiaries (or Executive’s estate in the absence of any surviving designated beneficiary) shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) a lump sum payment equal to the Annual Bonus and Annual Performance Bonus earned but not yet paid in accordance with Sections 3 (b) and 3 (c), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (f), and (iv) payment for accrued but unused vacation, and (v) Base Salary for the period commencing on the date of termination and ending on the expiration of the Initial Period or the then - current Extension Period (the “ Remaining Contract Period ”) in accordance with Section 3 (a) . In addition, the Executive’s designated beneficiary or estate shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . (b) Termination Upon Disability . If the Executive is deemed to have a Disability (as defined below) during the Employment Period, the Employment Period and the Executive's employment hereunder may be terminated by the Company, immediately upon written notice to the Executive . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) a lump sum payment equal to the Annual Bonus and Annual Performance Bonus earned but not yet paid in accordance with Sections 3 (b) and 3 (c), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (f), and (iv) payment for accrued but unused vacation . The Company shall maintain, at its cost and expense, a disability insurance policy providing for payment in lieu of compensation for services with coverage customary for similarly situated executive officers . In addition, the Executive shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . (c) Termination by the Company for Cause or by the Executive without Good Reason . The Employment Period and the Executive's employment hereunder may be terminated by the Company for Cause (as defined below), immediately upon written notice to the Executive, or by the Executive without Good Reason (as defined below), upon not less than thirty (30) days’ written notice to the Company . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (f), and (iii) payment for accrued but unused vacation required by law to be paid as well as unpaid bonuses . (d) Termination by the Company without Cause or by Executive for Good Reason . The Employment Period and the Executive's employment hereunder may be terminated by the Company without Cause, upon not less than thirty (30) days’ written notice to the Executive, or by the Executive with Good Reason, upon not less than thirty (30) days’ written notice to the Company . The Executive shall be entitled to receive, and the Company shall have no obligation pursuant to this Agreement or otherwise except for, (i) Base Salary through the date of termination in accordance with Section 3 (a), (ii) a lump sum payment equal to the Annual Bonus and Annual Performance Bonus earned but not yet paid in accordance with Sections 3 (b) and 3 (c), (iii) reimbursement for business expenses properly incurred by the Executive in accordance with Section 3 (f), (iv) payment for accrued but unused vacation, and (v) subject to (A) the Executive having executed a general release and waiver in a form reasonably satisfactory to the Company and such general release and waiver having become effective, (B) the Executive having resigned from the Board, and (C) the Executive complying with the covenants set forth in Section 4 , equal installment payments payable in accordance with the Company’s normal payroll practices, but no less

9 4937 - 5927 - 5585.6 frequently than monthly, which are in the aggregate equal to the Base Salary then in effect for a severance period commencing upon the date of termination and ending twelve (12) months thereafter (such period, the “ Severance Period ”) in accordance with Section 3 (a) . In addition, the Executive shall be entitled to any other rights, benefits or entitlements in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates, other than amounts in the nature of severance or termination payments except as provided herein . If the Executive dies during any Severance Period during which she is entitled to benefits pursuant to this Section, her designated beneficiaries (or her estate in the absence of any surviving designated beneficiary) shall continue to receive the compensation and benefits that the Executive would have otherwise received during the remainder of the Severance Period . (e) Termination Upon a Change in Control . If within twelve (12) months after a Change in Control, the Employment Period and the Executive's employment hereunder are terminated by the Company without Cause or by the Executive for Good Reason pursuant to Section 5 (d), in lieu of the amounts due under clause (v) of Section 5 (d), subject to (A) the Executive having executed a general release and waiver in a form reasonably satisfactory to the Company and such general release and waiver having become effective, (B) the Executive having resigned from the Board, and (C) the Executive complying with the covenants set forth in Section 4 , the Company shall pay the Executive in cash an amount equal to twelve (12) months of the Base Salary of the Executive then in effect, and the Annual Bonus and the Annual Performance Bonus for the year in which the termination occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), in a lump sum to be paid as soon as practicable following the effective date of such general release and waiver (but in no event later than thirty (30) days following such date) . (f) Disability . For purposes of this Agreement, “ Disability ” shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform her duties under this Agreement for more than 180 days out of any 365 - day period during the Employment Period . A determination of Disability shall be made by the Compensation Committee in its reasonable discretion . Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company . If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing . (g) Cause . For purposes of this Agreement, “ Cause ” shall occur upon: (i) the Executive having willfully failed to perform her duties under this Agreement (other than any such failure reasonably related to Executive’s physical or mental illness) ; (ii) the Executive having willfully failed to comply after a written warning to the Executive with a reasonable period of time to comply with any valid and legal directive of the Board clearly documented in the Board minutes ; (iii) the Executive’s having materially breached or materially violated any material obligation under this Agreement (where “material” shall include, but not be limited to, a breach of the Executive’s covenants set forth in Section 4 ), or any other written agreement between the Executive and the Company, or any of the Company’s written policies or codes of conduct ;

10 4937 - 5927 - 5585.6 (iv) the Executive having willfully exposed the Company to criminal liability substantially caused by the Executive which results in a material adverse effect on the business, financial condition or results of operations of the Company ; (v) the Executive having willfully engaged in dishonesty, illegal conduct or misconduct related to the Executive’s employment with the Company (where “dishonesty” shall include, but not be limited to, Executive’s knowingly making a material misstatement or omission for Executive’s personal benefit) which is, in each case, reasonably likely to be materially injurious to the Company ; (vi) the Executive having engaged in gross negligence or dishonesty related to the Executive’s employment with the Company (where “dishonesty” shall include, but not be limited to, Executive’s recklessly making a material misstatement or omission for Executive’s personal benefit) which is, in each case, reasonably likely to be materially injurious to the Company ; (vii) the Executive having engaged in embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company ; or (viii) the Executive having been convicted of or entered a plea of nolo contendere with respect to a criminal offense constituting a felony (or state law equivalent) if such felony or other crime is work - related, materially impairs the Executive’s ability to perform services for the Company, or results in material or financial harm to the Company . For purposes of the foregoing, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive with the reasonable belief that the Executive’s action or omission was not in the best interests of the Company . Any act or failure to act that is expressly authorized by the Board pursuant to a resolution duly adopted by the Board, or pursuant to the written advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in the best interests of the Company . Termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board, finding that the Executive has engaged in the conduct described in any of clauses (i) - (viii) above . Except for such an event which, by its nature, cannot reasonably be expected to be cured, the Executive shall have forty - five (45) days from the delivery of such resolution by the Company within which to cure any events constituting Cause . The Company may place the Executive on paid leave for up to sixty (60) days while it is determining whether there is a basis to terminate the Executive’s employment for Cause . Any such action by the Company will not constitute Good Reason . (h) Good Reason . For purposes of this Agreement, “ Good Reason ” shall occur upon: (i) a material diminution of the Executive’s duties and responsibilities provided in Section 2 (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law), including, without limitation, the removal of the Executive as the Chief Operating Officer of the Company ; (ii) a material increase of or adverse change in Executive’s title, authority, duties or responsibilities provided in Section 2 , of permanent, significant and/or indefinite duration or anticipated to be of permanent, significant and/or indefinite duration, without a mutually agreed upon material increase in compensation detailed in Section 3 ;

11 4937 - 5927 - 5585.6 (iii) a material reduction of Base Salary (other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions); (iv) a material breach of this Agreement by the Company or any other material agreement between the Executive and the Company; (v) the failure of a successor to all or substantially all of the Company’s business and/or assets to promptly assume and continue the Company’s obligations under this Agreement, whether contractually or as a matter of law, within fifteen (15) days of such transaction ; (vi) nonpayment or material reduction in the Executive’s Annual Bonus entitlement or Annual Performance Bonus opportunity; (vii) the Company’s failure to nominate the Executive for election to the Board and to use its best efforts to have the Executive elected and re - elected, as applicable, except where the Executive has voluntarily resigned from the Board ; or (viii) a material adverse change in the reporting structure applicable to the Executive; provided , however , Good Reason shall only be deemed to occur if the Executive gives the Company notice that an event described in any of clauses (i) - (viii) above has occurred, and the Company does not cure the event constituting Good Reason within forty - five (45) days following such notice . (i) Change in Control . For purposes of this Agreement, a “ Change in Control ” shall occur if or upon the occurrence of: (i) any “person” (as such term is defined in Section 3 (a)(9) of the Securities Exchange Act of 1934 (the “ Exchange Act ”) and as used in Section 13 (d)(3) and 14 (d)(2) of the Exchange Act), is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13 d - 3 under the Exchange Act), directly or indirectly, of securities representing 50 % or more of the combined voting power of the Company’s outstanding securities eligible to vote for election of directors of the Company ; (ii) the individuals who, as of the Effective Date of this Agreement, are members of the Board (the “ Incumbent Board ”), cease for any reason to constitute at least two - thirds of the Incumbent Board ; provided , however , that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two - thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board ; provided further , however , that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14 a - 11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “ Proxy Contest ”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest ; (iii) consummation of a reorganization, merger or consolidation, sale, disposition of all or substantially all of the assets or stock or any other similar corporate event of the Company (a “ Business Combination ”), in each case, unless following such Business Combination, (a) all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company voting stock entitled to vote generally in the election of

12 4937 - 5927 - 5585.6 directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 % of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company’s stock or all or substantially all of its assets either directly or through one or more subsidiaries) (the “ Surviving Corporation ”) and (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the relevant Surviving Corporation ; or (iv) the sale of all or substantially all of the Company’s assets.] 6. Insurance . During the Employment Period and for a period of six (6) years thereafter, the Company or any successor to the Company shall purchase and agrees to maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Executive on terms that are no less favorable than any policy and coverage that the Company or any subsidiary or affiliate thereof maintains for its directors and executive officers . 7. No Conflicting Agreements . As of the date of this Agreement, the Executive hereby represents and warrants to the Company that her entering into this Agreement, and the obligations and duties undertaken by her hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment or other written agreement to which she is a party . The Company represents and warrants that it is a corporation duly organized and existing under the laws of the State of Wyoming and that execution and delivery of this Agreement has been duly authorized by all necessary corporate action . 8. Assignment . (a) By the Executive . This Agreement and any obligations hereunder shall not be assigned, pledged, alienated, sold, attached, encumbered or transferred in any way by the Executive and any attempt to do so shall be void . Notwithstanding the foregoing, the Executive may transfer her rights and entitlements to compensation and benefits under this Agreement or otherwise pursuant to will, operation of law or in accordance with any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates . (b) By the Company . Provided the substance of the Executive’s duties set forth in Section 2 shall not change, and provided that the Executive’s compensation as set forth in Section 3 shall not be adversely affected, the Company may assign or transfer its rights and obligations under this Agreement, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law . (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns . 9. Notices . All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally to the party to receive the same, (ii) on the third day when mailed first class postage prepaid, by certified mail, return receipt requested, or (iii) when transmitted by electronic mail, in each case addressed to the party to receive the same at her or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 12 :

13 4937 - 5927 - 5585.6 If to the Company: Z Squared Inc. 550 South Andrews Ave. Ste #700 Fort Lauderdale, FL 33301 Email: Legal@ZSquaredInc.com Attn: Board of Directors If to the Executive: Michelle Burke 30 Tregarn Close Langstone, Wales NP182JL Email: Shelleburke@gmail.com With a copy to: BakerHostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, CA 90067 Email: jrlanis@bakerlaw.com Attn: JR Lanis 10. Miscellaneous . (a) If any provision of this Agreement shall, for any reason, be adjudicated by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not effect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered . (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, power and remedies . No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy . (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart . (d) All payments required to be made to the Executive by the Company hereunder shall be subject to any applicable withholding under any applicable Federal, state, or local tax laws . Any such withholding shall be based upon the most recent form W - 4 filed by the Executive with the Company, and the Executive may from time to time revise such filing . (e) The Executive authorises the Company to deduct from the salary or from any sums due to her from the Company any sums which she may owe to the Company or any Group Company including without limitation any overpayment of salary or expenses, any debt or loans or any other sum or sums which may be required to be authorised under section 13 of the Employment Rights Act 1996 . (f) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof, but excluding, to the extent not expressly modified by the provisions of this Agreement, any outstanding equity award agreements, any nondisclosed agreement, any “work for hire” or intellectual property assignment agreement and any indemnification agreement . No change, alteration or modification hereof may be made

14 4937 - 5927 - 5585.6 except in writing signed by both parties hereto . Any waiver to be effective must be in writing, specifically referencing the provision of this Agreement being waived and signed by the party against whom enforcement is being sought . Except as otherwise expressly provided herein, there are no other restrictions or limitations on the Executive’s activities following termination of employment . The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect the meaning hereof . (g) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the courts of England and Wales . (h) Except as otherwise expressly set forth in this Agreement, upon the termination of the Employment Period, the respective rights and obligations of the parties shall survive such termination to the extent necessary to carry out the intentions of the parties as embodied under this Agreement . This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder and shall not be terminated by either party without the express prior written consent of both parties . (i) There are no collective agreements applicable to the employment. [Signature Page Follows]

[Signature Page to Executive Employment Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above. Z Squared Inc. By: Name: David Halabu Title: Chief Executive Officer Michelle Burke